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Cane & Company, LLC

Affiliated with O'Neill Ritchie Taylor Law Corporation
of Vancouver, British Columbia, Canada
                                                   ___________________
Michael A. Cane*         Stephen F.X. O'Neill**    Gary R. Henrie+
Leslie L. Kapusianyk**   Michael H. Taylor***      Preston R. Brewer++

Telephone:     (702) 312-6255
Facsimile:     (702) 312-6249
E-mail:        telelaw@msn.com

2300 West Sahara Avenue
Suite 500, Box 18
Las Vegas, Nevada 89102

July 17, 2001

Para Mas Internet, Inc.
10440 Corporate Center
Little Patuxent Pkwy., Suite 300
Columbia, Maryland 21044

Attention: Montel Hill, CEO

Re: Para Mas Internet, Inc., Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel for Para Mas Internet, Inc., a Nevada corporation (the "Company"), in connection with the preparation of the registration statement on Form S-8 (the "Registration Statement") filed with the Securities and Exchange Commission (the "Commission") pursuant to the Securities Act of 1933, as amended (the "Act"), relating to the offering of certain shares of the Company's common stock issued through its Consultant Stock Option Agreement (the "Plan"). This opinion is being furnished pursuant to
Item 601(b)(5) of Regulation S-K under the Act.

In rendering the opinion set forth below, we have reviewed: (a) the Registration Statement and the exhibits thereto; (b) the Company's Articles of Incorporation; (c) the Company's Bylaws; (d) certain records of the Company's corporate proceedings as reflected in its minute books; and (e) such statutes, records and other documents as we have deemed relevant. In our examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and conformity with the originals of all documents submitted to us as copies thereof. In addition, we have made such other examinations of law and fact, as we have deemed relevant in order to form a basis for the opinion hereinafter expressed. This opinion is based on Nevada law.

Based upon the foregoing, we are of the opinion that the common stock to be issued under the Plan will be validly issued, fully paid and non-assessable when paid for following exercise of the option.

Very truly yours,

CANE AND COMPANY, LLC


/S/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

     *Licensed Nevada, California, Washington and Hawaii State Bars
    ** British Columbia Bar only; ***Nevada and British Columbia Bars;
                 +Utah Bar only; ++California Bar only

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Para Mas Internet, Inc.
July 17, 2001
Page 2


We hereby consent to the use of this opinion as an Exhibit to the Registration Statement and to all references to this Firm under the caption "Interests of Named Experts and Counsel" in the Registration Statement.

Very truly yours,

CANE AND COMPANY, LLC


/S/ Michael A. Cane
_____________________________
Michael A. Cane, attorney and
Managing Member

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